Exhibit 10.10(a)

Second Amendment to Neff Holdings LLC June 1, 2014 Sale Transaction Bonus Plan (A Sub-Plan under the Neff Corporation Senior Executive Bonus Plan)
Reference is made to the Sale Transaction Bonus Plan, Amended and Restated Effective as of June 1, 2014, as further amended on November 7, 2014 (the “Plan”), established by Neff Holdings LLC (the “Company”) to compensate the participants for the loss in value of their stock options resulting from a distribution of cash previously made to the Company’s sponsor in connection with a 2013 dividend recapitalization. Capitalized terms not defined herein shall have the meanings set forth for such terms in the Plan. By this Second Amendment to Neff Holdings LLC June 1, 2014 Sale Transaction Bonus Plan (this “Amendment”), the Board wishes to amend the Plan in accordance with Section 9(j) thereof in order to clarify the definition of “Sale Transaction” as such term is used therein and to make certain other changes to the Plan. Accordingly, the Plan is hereby amended as follows:
1. The definition of “Sale Transaction” is hereby amended by deleting it in its entirety and replacing it with the following:
“Sale Transaction” shall mean (i) a Change in Control (as defined in the Neff Corporation 2014 Incentive Award Plan) or (ii) (A) an underwritten public offering by the Company or Neff Corporation pursuant to an effective registration statement covering a sale of equity securities of the Company, Neff Corporation or any of their respective equityholders, as applicable, to the public (a “Public Offering”) or (B) a sale or transfer by Wayzata (as defined in the Neff Corporation 2014 Incentive Award Plan) of equity securities of the Company or Neff Corporation, as applicable, by (a “Wayzata Sale”) that, in the case of (A) or (B), together with all previous Public Offerings (including the Company’s initial public offering that was consummated on November 26, 2014) and/or Wayzata Sales, involves aggregate gross cash proceeds from the sale of such equity securities of at least $175 million.
This Amendment shall become effective as of December 29, 2014. Except as expressly provided herein, this Amendment shall not, by implication or otherwise, alter, modify, amend or in any way affect any of the terms or other provisions contained in the Plan or any Award Agreement issued in connection therewith, all of which are ratified and confirmed in all respects by the parties and shall continue in full force and effect. Each reference to the Plan hereafter made in any document, agreement, instrument, notice or communication shall mean and be a reference to the Plan as amended hereby.
The Plan as amended hereby has been adopted by the Compensation Committee of Neff Corporation as a sub-plan under the Senior Executive Bonus Plan of Neff Corporation with respect to employees.